LIMITED POWER OF ATTORNEY

The undersigned, Jeffrey Webb Brown, a director of Guaranty Bancshares, Inc. (the "Corporation"), hereby authorizes and designates each of Tyson T. Abston; Clifton A. Payne; Randall R. Kucera; Derek W. McGee; Kevin E. Strachan and Fenimore, Kay, Harrison and Ford, LLP, as my agent and attorney-in-fact, each with full power of substitution to:

(1)	prepare and sign on my behalf any Form ID for filing with the United States
Securities and Exchange Commission, generate or update on my behalf any applicable EDGAR access codes, and request on my behalf any EDGAR passphrases or other related filings codes, if necessary;

(2)	prepare and sign on my behalf any Form 3, Form 4 or Form 5 under Section 16 of the Securities Exchange Act of 1934 or any amendment thereto and file, or cause to be filed, the same with the United States Securities and Exchange
Commission and, if applicable, each national stock exchange on which the
Corporation's stock is listed;

(3)	prepare and sign on my behalf any Form 144 Notice under the Securities Act of 1933, or any amendment thereto, and file, or cause to be filed, the same with the United States Securities and Exchange Commission;

(4)	prepare and sign on my behalf any Schedule 13D or Schedule 13G under the
Securities Exchange Act of 1934, or any amendment thereto, and file, or cause to be filed, the same with the United States Securities and Exchange Commission and, if applicable, each national stock exchange on which the Corporation's stock is listed; and

(5)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Limited Power of Attorney shall be in such a form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed on this 15th day of January, 2020.

                               /s/ Jeffrey W. Brown
                              -------------------------------------------------
                              Jeffrey Webb Brown

SUBSCRIBED AND SWORN TO before me this 15th day of January, 2020.

                               Christine Restivo Barnett
                              -------------------------------------------------
                              Notary Public

My Commission Expires: August 03, 2022